Exhibit 99.1


               [LETTERHEAD OF THE FIRST NATIONAL BANK OF IPSWICH]


FOR IMMEDIATE RELEASE                   Contact:  Joanne Lattanzi
                                                  First National Bank of Ipswich
                                                  (978) 356-8105

                                                  Alexander Caswell
                                                  Regan Communications
                                                  (617) 488-2885


                    First National Bank of Ipswich Subsidiary
                            Completes Acquisition of
                            The de Burlo Group, Inc.

Ipswich, MA, January 6, 2005 - First Ipswich Bancorp (OTC: FIWC), the bank holding company for The First National Bank of Ipswich, today announced that Ipswich Capital Investment Corp., a wholly owned subsidiary of the bank, has completed its acquisition of The de Burlo Group, Inc. Based in Boston, Massachusetts, The de Burlo Group, Inc. is an investment advisory firm with approximately $330 million in assets under management. As previously announced, The de Burlo Group will retain its name and current location.

"In completing this acquisition, the bank has taken a significant step toward its goal of diversifying its revenue stream and broadening the array of services that we offer to our customers," said Donald P. Gill, President and Chief Executive Officer of First Ipswich Bancorp and The First National Bank of Ipswich.

Founded in 1987, The de Burlo Group, Inc. is an independent registered investment advisory firm with six employees. The firm is managed by three key principals: Dr. C. Russell de Burlo, Jr., President and Chief Executive Officer, Robin W. Dushman, Senior Vice President, and Richard B. G. Vincent, Vice President, who will remain in their current positions. The de Burlo Group Inc., which offers investment advice to individuals, institutions, and nonprofit organizations, has built a reputation for providing experienced, successful, and professional investment management services to meet the unique needs of each of its clients.

Peter Whitman, President of Ipswich Capital Investment Corp., said: "I am very pleased that the acquisition of the The deBurlo Group has been completed. They have done an outstanding job for their clients, and we look forward to working with such a well-regarded group of professionals."

The First National Bank of Ipswich ("FNBI") is a federally chartered bank and a subsidiary of First Ipswich Bancorp. Incorporated in 1892, FNBI is a full-service commercial bank with $388 million in assets, serving communities in Massachusetts and New Hampshire. FNBI operates 12 branches in 11 communities throughout the region.

                                     (more)

First National Bank of Ipswich Subsidiary Completes Acquisition of de Burlo Group - page 2


This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on First Ipswich Bancorp's ("Bancorp") current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include competitive conditions in Bancorp's marketplace generally, the expected benefits to Bancorp's wealth management initiatives may not be realized or may be realized more slowly than expected, the risk that the business of The de Burlo Group, Inc. will not be integrated successfully with Bancorp's or such integration may be more difficult, time-consuming or costly than expected, expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame, competitive pressures among investment management companies may increase significantly and have an adverse effect on pricing, spending, product offerings, third-party relationships, revenues and Bancorp's and The de Burlo Group, Inc.'s abilities to attract and retain clients, changes in the securities or financial markets, and general national and local economic conditions. Bancorp undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of Bancorp with the Securities and Exchange Commission.


                                       ###